SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                Form 8-K


                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  MARCH 4, 1998


                               JP REALTY, INC.
____________________________________________________________________________
            (Exact Name of Registrant as Specified in Its Charter)

               MARYLAND                  1-12560         87-0515088
____________________________________________________________________________
 (State or Other Jurisdiction          (Commission      (IRS Employer
       of Incorporation)               File Number)    Identification Number)


               35 CENTURY PARK-WAY, SALT LAKE CITY, UTAH 84115
____________________________________________________________________________
         (Address of Principal Executive Offices, Including Zip Code)


      Registrant's Telephone Number, Including Area Code  (801) 486-3911

                                     N/A
____________________________________________________________________________
         (Former Name of Former Address, if Changed Since Last Report)

ITEMS 5.  OTHER EVENTS

     On September 2, 1997, JP Realty, Inc. (the "Company") and Price Development Company, Limited Partnership, a limited partnership subsidiary of the Company (the "Operating Partnership"), jointly filed a registration statement on Form S-3 (File Nos. 333-34835 and 333-34835-01) (the "Registration Statement") relating to $347,062,500 aggregate offering price of securities
with the Securities and Exchange Commission (the "SEC").   Pursuant to the
Registration Statement, the securities registered (i) by the Company consisted of shares of common stock, par value $.0001 per share (the "Common Stock"), warrants to purchase Common Stock, shares or fractional shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), depositary shares representing Preferred Stock and guarantees relating to non-investment grade debt securities which may be issued by the Operating Partnership and (ii) by the Operating Partnership consisted of non-convertible debt securities. On November 17, 1997, the Registration Statement was declared effective by the SEC. In connection with the foregoing, the Opinion of Rogers & Wells LLP with regard to tax matters is attached hereto as Exhibit 8. In addition, the Company's consolidated financial statements at December 31, 1997 and 1996 and results of operations and cash flows for each of the three years in the period ended December 31, 1997 are set forth below.

                             INDEX TO FINANCIAL STATEMENTS


JP REALTY, INC.

                                                                    PAGE
                                                                    ----
Report of Independent Accountants                                   F-2

Consolidated Balance Sheet as of December 31, 1997 and 1996         F-3

Consolidated Statement of Operations
 for the years ended December 31, 1997, 1996 and 1995               F-4

Consolidated Statement of Shareholders' Equity                      F-5

Consolidated Statement of Cash Flows
for the years ended December 31, 1997, 1996 and 1995                F-6

Notes to Consolidated Financial Statements                          F-7

Schedule II - Valuation and Qualifying Accounts                     F-18

Schedule III - Real Estate and Accumulated Depreciation             F-19

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of JP Realty, Inc.


     In our opinion, the consolidated financial statements listed in the accompanying index, present fairly, in all material aspects, the financial position of JP Realty, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
Salt Lake City, Utah
February 4, 1998
                                  F-2

                                JP REALTY, INC.
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)



                                                  DECEMBER 31,    DECEMBER 31,
                                                      1997            1996
                                                  ------------    ------------
ASSETS

Real Estate Assets
  Land........................................     $   95,523     $   69,714
  Buildings...................................        490,183        353,500
                                                   ----------     ----------
                                                      585,706        423,214
Less:  Accumulated Depreciation...............       (98,404)        (87,318)
                                                   ----------     ----------
  Operating Real Estate Assets................        487,302        335,896
Real Estate Under Development.................         33,665         30,027
                                                   ----------     ----------
   Net Real Estate Assets.....................        520,967        365,923
Cash..........................................          5,603          1,750
Restricted Cash...............................          2,465          2,372
Accounts Receivable, Net......................          5,759          3,498
Deferred Charges, Net.........................          7,536          6,512
Other Assets..................................          3,354          1,305
                                                   ----------     ----------

                                                   $  545,684      $ 381,360
                                                   ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings....................................     $  283,390      $ 162,375
Accounts Payable and Accrued Expenses.........         18,840         11,611
Accumulated Losses in Excess of Equity Investment          --          1,555
Other Liabilities.............................            617            485
                                                   ----------     ----------
                                                      302,847        176,026
                                                   ----------     ----------
Minority Interests............................         34,851         32,778
                                                   ----------     ----------

Commitments and Contingencies

SHAREHOLDERS' EQUITY
Common Stock, $.0001 par value, 124,800,000 shares
  authorized, 17,390,000 shares and 15,874,000
  shares issued and outstanding at December 31,
  1997 and 1996, respectively..................            2              2
Price Group Stock, $.0001 par value, 200,000 shares
  authorized, issued and outstanding...........            --             --
Excess Stock, 75,000,000 shares authorized.....            --             --
Additional Paid-in Capital.....................       232,135        193,229
Accumulated Distributions in Excess of Net Income    (24,151)        (20,675)
                                                   ----------      ---------
                                                      207,986        172,556
                                                   ----------      ---------
                                                   $  545,684      $ 381,360
                                                   ==========      =========


See accompanying notes to consolidated financial statements.

                                      JP REALTY, INC.
                           CONSOLIDATED STATEMENT OF OPERATIONS
                     (DOLLARS IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

                                              FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------


                                             1997         1996          1995
                                            -----         ----          ----

REVENUES
Minimum Rents.............................  $ 59,624     $ 52,447      $ 43,640
Percentage and Overage Rents..............     3,896        4,061         3,465
Recoveries from Tenants...................    18,199       15,557        12,252
Interest..................................       546          549         1,231
Other.....................................       708          335           362
                                            --------     --------      --------
                                              82,973       72,949        60,950
                                            --------     --------      --------
EXPENSES
Operating and Maintenance.................    12,990       11,240         8,288
Real Estate Taxes and Insurance...........     8,546        7,679         6,892
Advertising and Promotions................       451          426           364
General and Administrative................     5,447        5,060         4,845
Depreciation..............................    11,802       10,230         9,610
Amortization of Deferred Financing Costs..       969        1,085         1,256
Amortization of Deferred Leasing Costs....       639          664           662
Interest..................................     9,066        7,776         6,623
                                            --------     --------      --------
                                              49,910       44,160        38,540
                                            --------     --------      --------
                                              33,063       28,789        22,410
Minority Interest in Income of
 Consolidated Partnerships................      (273)        (269)        (320)
Equity in Net Loss of Partnership
 Interest.................................        --          --          (184)
Gain on Sales of Real Estate..............       339           94          918
                                            --------     --------      --------
Income Before Extraordinary Item and Minority
 Interest of the Operating Partnership
  Unitholders.............................    33,129       28,614       22,824
Minority Interest of the Operating........
 Partnership Unitholders..................    (5,675)      (5,244)      (4,646)
                                            --------     --------      --------
Income Before Extraordinary Item..........    27,454       23,370       18,178
Extraordinary Item - Loss on Extinguishment
  of Debt, Net of Minority Interest of
  the Operating Partnership Unitholders...      (133)         --            --
                                            --------     --------      --------
Net
Income....................................  $ 27,321     $ 23,370    $ 18,178
                                            ========     ========    ==========

Basic Earnings Per Share:
 Income Before Extraordinary Item.........  $   1.57     $   1.46    $   1.27
 Extraordinary Item.......................      (.01)          --          --

 Net Income...............................  $   1.56     $   1.46    $   1.27

Diluted Earnings Per Share:
 Income Before Extraordinary Item.........  $   1.56     $   1.45    $   1.26
 Extraordinary Item.......................  $   (.01)    $     --    $     --

 Net Income...............................  $   1.55     $   1.45    $   1.26



               See accompanying notes to consolidated financial statements.

                                       JP REALTY, INC.
                        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                    (DOLLARS IN THOUSANDS)


                                                         ACCUMULATED
                                           ADDITIONAL   DISTRIBUTIONS
                                   COMMON   PAID-IN     IN EXCESS OF
                          SHARES*  STOCK    CAPITAL     NET INCOME     TOTAL
                          -------  ------  ----------   -------------  -----

Shareholders' Equity at
 December 31, 1994       13,231,000 $   1   $ 138,795  $ (11,203)    $ 127,593
 Sale of Common Stock     2,750,000     1      52,887         --        52,888
 Stock Options Exercised     55,000    --         976         --           976
 Net Income                      --    --          --     18,178        18,178
 Distributions Paid              --    --          --    (23,881)      (23,881)
                          ---------  ------  ---------  ---------    ----------
Shareholders' Equity at
 December 31, 1995       16,036,000     2     192,658    (16,906)      175,754
  Stock Options Exercised    22,000    --         407         --           407
  Operating Partnership
  Units Converted            16,000     --        164         --           164
  Net Income                     --     --         --     23,370        23,370
  Distributions Paid             --     --         --    (27,139)      (27,139)
                          ---------  ------  ---------  ---------    ----------
Shareholders' Equity at
 December 31, 1996       16,074,000      2    193,229    (20,675)      172,556
 Sale of Common Stock     1,500,000     --     38,632        --         38,632
 Stock Options Exercised    12,000      --        234        --            234
 Operating Partnership
 Units Converted             4,000      --         40        --             40
  Net Income                    --      --         --     27,321        27,321
  Distributions Paid            --      --         --    (30,797)      (30,797)
                          ---------  ------  ---------  ---------    ----------

Shareholders' Equity at
 December 31, 1997      17,590,000   $   2  $ 232,135   $(24,151)    $ 207,986
                        ==========   ======  =========  =========    =========


    * Includes Common and Price Group Stock



            See accompanying notes to consolidated financial statements.

                                     JP REALTY, INC.
                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (DOLLARS IN THOUSANDS)





                                             FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------
                                                 1997       1996       1995
                                             -----------  ---------- --------

Cash Flows from Operating Activities
Net Income...................................   $ 27,321    $ 23,370  $ 18,178
Adjustments to Reconcile Net Income to Net
 Cash Provided by Operating Activities:
  Depreciation...............................     11,802      10,230     9,610
  Amortization...............................      1,608       1,749     1,918
  Minority Interest in Income
   of Consolidated Partnerships..............        273         269       320
  Minority Interest of the Operating.........
  Partnership Unitholders....................      5,675       5,244     4,646
  Unitholders' Interest in Extraordinary Item        (29)         --        --
  Equity in Net Loss of Partnership Interest.         --          --       184
  Gain on Sales of Real Estate...............        339)        (94)     (918)
  Increase in Accounts Receivable............      2,261)       (786)     (540)
  Increase in Deferred Charges...............     (1,128)       (387)   (1,428)
  Increase in Accounts Payable and
  Accrued Expenses...........................      3,368       3,774       887
  Increase in Other Assets...................     (1,917)       (295)     (138)
                                                --------    --------    -------
  Net Cash Provided by Operating Activities..     44,373      43,074    32,719
                                                --------    --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
Real Estate Assets, Developed or Acquired....   (137,560)    (65,323)  (69,300)
Proceeds from Sales of Real Estate...........        469          --     1,281
(Increase) Decrease in Restricted Cash.......        (93)         92       636
                                                --------    --------    -------
 Net Cash Used in Investing Activities.......   (137,184)    (65,231)  (67,383)
                                                --------    --------    -------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Borrowings.....................    219,088      65,442    47,009
Repayment of Borrowings......................   (123,320)     (9,473)  (49,344)
Deferred Financing Costs.....................     (1,503)         --       --
Net Proceeds from Sale of Common Stock.......     38,865         407    53,850
Capital Contribution by Minority Partner.....      1,000          --        --
Distributions to Minority Interests
 and Unitholders.............................     (6,669)     (7,157)   (6,295)
Distributions Paid to Shareholders...........    (30,797)    (27,139)  (23,881)
                                                --------    --------    -------
  Net Cash Provided by Financing Activities..     96,664      22,080    21,339
                                                --------    --------    -------
Net Increase (Decrease) in Cash..............      3,853         (77)   (1,325)
Cash, Beginning of Period....................      1,750       1,827    15,152
                                                --------    --------    -------
Cash, End of Period..........................   $  5,603    $  1,750   $ 1,827
                                                --------    --------    -------


          See accompanying notes to consolidated financial statements.

                              JP REALTY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.    BUSINESS AND BASIS OF PRESENTATION

BUSINESS

      JP Realty, Inc. (the "Company"), a Maryland Corporation, is engaged in the business of owning, leasing, managing, operating, developing and redeveloping regional malls, community centers and other commercial properties. The Company is a real estate investment trust ("REIT") as defined by the Internal Revenue Code and owns an interest in and conducts its business activities through Price Development Company, Limited Partnership (the
"Operating Partnership").   The Company owned an 82.7 and 81.7 percent general
partnership interest in the Operating Partnership at December 31, 1997 and 1996, respectively, which owns a portfolio of 48 properties consisting of 15 enclosed regional malls, 25 community centers, two free-standing retail properties and six mixed-use commercial properties. The tenant base includes primarily national, regional and local retailers; as such, the Company's credit risk is concentrated in the retail industry.

BASIS OF PRESENTATION

      The accompany consolidated financial statements include the accounts of the Company, the Operating Partnership and all controlled affiliates. During 1995, the Operating Partnership used the equity method to account for a 30 percent limited partnership interest in a partnership owning a regional mall. Commencing in 1996, the Operating Partnership discontinued recording its proportionate interest in the losses generated by this partnership, as it was not required to fund such losses.
During 1997, the Operating Partnership acquired the remaining 70 percent interest in this partnership.

      The effect of all significant intercompany balances and transactions have
been eliminated in the consolidated presentation.   Certain amounts in the 1996
and 1995 financial statements have been reclassified to conform with the 1997 presentation.

      The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING

REAL ESTATE ASSETS

      Real estate assets are stated at cost less accumulated depreciation. At each balance sheet date, the Company reviews book values of real estate assets for possible impairment based upon expectations of future nondiscounted cash flows (excluding interest) from each property.

      Costs directly related to the acquisition and development of real estate assets, including overhead costs directly attributable to property development are capitalized. Interest and real estate taxes incurred during the development and construction period are capitalized.

      Depreciation is computed on a straight-line basis generally over 40 years for buildings and four to ten years for equipment and fixtures. Tenant improvements are capitalized and depreciated on a straight-line basis over the life of the related lease. Expenditures for maintenance and repairs are charged to operations as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

                          JP REALTY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING (CONTINUED)

REVENUE RECOGNITION

      Certain minimum rents are recognized monthly based upon amounts which are currently due from tenants, when such amounts are not materially different than recognizing the fixed cash flow over the initial term of the lease using the straight-line method. All other minimum rents are recognized using the straight-line method. Percentage rents are recognized monthly on an accrual basis based on estimated annual amounts. The Company receives reimbursements from tenants for certain costs as provided in the lease agreements. These costs consist of real estate taxes, insurance, common area maintenance and other recoverable costs. Recoveries from tenants are recognized monthly on an accrual basis based on estimated amounts.

      An allowance for doubtful accounts has been provided against the portion of tenant accounts receivable which is estimated to be uncollectible. Tenant accounts receivable in the accompanying balance sheet are shown net of allowance for doubtful accounts of $570 and $489 as of December 31, 1997 and 1996, respectively.

RESTRICTED CASH

      Restricted cash reflects cash restricted under terms of a loan agreement to be used for certain capital expenditures and funds held in reserve by a trustee for interest payments on borrowings.

DEFERRED CHARGES

      Deferred charges consists principally of financing fees and leasing commissions paid to third parties. These costs are amortized on a straight-line basis over the terms of the respective agreements. Deferred charges in the accompanying consolidated balance sheet are shown net of accumulated amortization of $5,857 and $6,064 as of December 31, 1997 and 1996, respectively.

INCOME TAXES

      The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 1994. To qualify as a REIT, the Company must distribute annually to its shareholders at least 95% of its REIT taxable income, as defined in the Code, and satisfy certain other requirements. As a result, the Company generally will not be subject to federal income taxation at the corporate level on the income it distributes to shareholders.

      As of December 31, 1997, the net assets as reported in the Company's consolidated financial statements exceeded the net basis for federal income tax purposes, taking into account the special allocation of gain to the partners contributing property to the Operating Partnership, by approximately $129,664.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 130 "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other event and circumstances from nonowner sources. The new standard becomes effective for the Company for the year ending December 31, 1998, and requires comparative information from earlier years to be restated to conform to the requirements of this standard. The Company does not expect this pronouncement to materially impact the presentation or form of its financial statements.

                          JP REALTY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING (CONTINUED)

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". The new standard becomes effective for the Company for the year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to the requirements of this standard.


3.    ACQUISITIONS AND DEVELOPMENTS

ACQUISITIONS

      On  December 30, 1997, the Operating Partnership acquired Salem Center, a
mall located  in  Salem,  Oregon  for  $32,500.   The  acquisition was financed
utilizing borrowings on its $200,000 unsecured credit facility.

      On June 30, 1997, the Operating Partnership acquired Visalia Mall located in Visalia, California for $38,000. The acquisition was financed principally from borrowings.

      On June 1, 1997, the Operating Partnership acquired the remaining 70% interest in Silver Lake Mall, Ltd. a Limited Partnership owning Silver Lake Mall located in Coeur d'Alene, Idaho. Prior to the acquisition, the Operating Partnership held a 30% interest in the partnership. The acquisition was financed by issuing 72,000 Operating Partnership Units ("OP Units") and assuming debt totaling $24,755.

      On April 4, 1996,  the  Operating  Partnership  acquired Grand Teton Mall
located in Idaho Falls, Idaho for approximately $34,400.   The  acquisition was
financed utilizing borrowings from a credit facility.


DEVELOPMENTS

      The Operating Partnership, through its consolidated partnership Spokane Mall Development Company Limited Partnership, completed the development of Spokane Valley Mall located in Spokane, Washington and held a grand opening on August 13, 1997. The mall contains approximately 689,000 square feet of total gross leasable area ("Total GLA"). The partnership expended a total of $57,855 for the development. At December 31, 1997, the Operating Partnership had leased approximately 89% of the mall.

      The Operating Partnership has initiated the development of Provo Towne Centre, an enclosed regional mall in Provo, Utah through its consolidated partnership Provo Mall Development Company, LTD. The mall will add approximately 750,000 square feet of Total GLA. At December 31, 1997, the partnership had expended $30,490 for development costs and anticipates expending an additional $23,039 to complete the development during 1998.

                          JP REALTY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.    BORROWINGS



                                                              DECEMBER 31,
                                                            1997       1996
                                                            ----       ----

Credit Facility, unsecured; weighted average
 interest at 6.75 percent during 1997                    $ 127,000    $     --

Notes, secured by real estate; interest at 6.37 percent;
 due in 2001                                                95,000      95,000

Construction Loan, secured by real estate; interest at
 7.41 percent as of December 31, 1997, due in 1999          43,009      16,943

Mortgage payable, secured by real estate; interest at
 8.5 percent, due in 2000                                   12,827          --

Other notes payable, secured by real estate;
 interest ranging from 7.0 to 9.99;
 maturing 2000 to 2095                                       5,554       2,232

Credit Facility, secured by real estate;
 interest at 115 basis points over AAA commercial paper         --      44,000

Credit Facility, unsecured; interest at
 175 basis points over LIBOR                                    --       4,200

                                                           -------  ----------
                                                           283,390  $  162,375
                                                           =======  ==========

CREDIT FACILITIES

      On October 16, 1997, the Operating Partnership obtained a $150,000 three year unsecured credit facility (the "1997 Credit Facility") from a group of banks. On December 18, 1997, the amount was increase to $200,000. The facility has a three year term and bears interest, at the option of the Operating Partnership, at one, or a combination, of (i) the higher of the federal funds rate plus 50 basis points or the prime rate, or (ii) LIBOR plus a spread of 70 to 130 basis points. The LIBOR spread is determined by the Operating Partnership's credit rating and/or leverage ratio. The 1997 Credit Facility also includes a competitive bid option in the amount of $100,000 which will allow the Operating Partnership to solicit bids for borrowings from the bank group. The facility will be used for general corporate purposes including development, working capital, equity investments, repayment of amounts outstanding under its other credit facilities, repayment of indebtedness and/or amortization payments. The facility contains restrictive covenants including limitations on the amount of secured and unsecured debt, and requires the Operating Partnership to maintain certain financial ratios. At December 31, 1997, the Operating Partnership was in compliance with these covenants. For the year ended December 31, 1997, the Operating Partnership paid commitment fees totaling $50.

      On November 7, 1997, the Operating Partnership borrowed $85,000 from the 1997 Credit Facility and utilized the proceeds to retire and cancel previously existing credit facilities and to pay for development activities. Deferred financing costs related to the canceled credit facilities were written-off resulting in an extraordinary loss of $133, net of minority interest. On December 29, 1997, the Operating Partnership borrowed an additional $42,000 to pay for the acquisition of Salem Center (Note 3) and for development activities. At December 31, 1997, the 1997 Credit Facility had a balance of $127,000.

      On March 8, 1995, the Operating Partnership entered into a $50,000 secured credit facility agreement which provided for a two year commitment with an option to extend for an additional year (which option was exercised on January 22, 1997). Borrowings under this agreement were collateralized by certain real estate assets. The credit facility bore interest at a floating rate equal to 115 basis points over the established rate of AAA commercial paper and was guaranteed by the Company. For the year ended December 31, 1997 and 1996, the Operating Partnership paid commitment fees totaling $280 and $200, respectively. On November 7, 1997, borrowings under this credit facility were retired and the facility was canceled.

                          JP REALTY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.    BORROWINGS (CONTINUED)

      On January 22, 1996, the Operating Partnership entered into a $25,000 unsecured credit facility agreement which provided for a two year commitment with an option to extend for an additional year (which option was exercised on January 24, 1997). On October 6, 1997, the limit was raised to $40,000. For the year ended December 31, 1997 and 1996, the Operating Partnership paid commitment fees totaling $86 and $67, respectively. On November 7, 1997, borrowings under this credit facility were retired and the facility was canceled.

NOTES

      On January 21, 1994, a subsidiary of the Operating Partnership issued $95,000 in secured notes bearing interest at 6.37% per annum. The notes require quarterly interest payments and a principal payment of $11,875 on January 21, 2000 with the remaining balance due on January 21, 2001. The subsidiary has an option to extend the notes to January 21, 2003.

CONSTRUCTION LOAN

      On July 30, 1996, Spokane Mall Development Company Limited Partnership, a consolidated partnership, of which the Operating Partnership is the general partner, entered into a $50,000 construction facility. The loan bears interest at a variable interest rate indexed to the LIBOR rate. The proceeds from this facility have been used to fund the development and construction of the Spokane Valley Mall in Spokane, Washington. The construction loan has a three year term with an optional two year extension, is secured by the Spokane Valley Mall and is guaranteed by the Operating Partnership. At December 31, 1997, the loan had a balance of $43,009.

MORTGAGE PAYABLE

      In June 1997, the Operating Partnership assumed a mortgage note of $24,755 as part of the acquisition of Silver Lake Mall (Note 3) and retired portions of the debt principally using borrowings under a credit facility. The assumed debt bears interest at 8.5% per annum and has a maturity date of October 1, 2000 when a balloon payment of $11,971 is due. At December 31, 1997 the loan had a balance of $12,827.

INTEREST RATE PROTECTION AGREEMENT

      In December 1997, the Operating Partnership entered into an interest rate protection agreement with a notional value of $100,000 and a forward yield of 5.74% based on the 10-year treasury note. This interest rate protection agreement will be used to hedge the interest rate on an anticipated offering of unsecured debt. At December 31, 1997, the fair value of this instrument, as estimated by dealers was $0.

SCHEDULED PRINCIPAL REPAYMENTS

      The following summarizes the scheduled maturities of borrowings at December 31, 1997:

      YEAR                                                                TOTAL
      ----                                                              -------
      1998......................................................        $   560
      1999......................................................         43,589
      2000......................................................        151,145
      2001......................................................         84,741
      2002......................................................             41
      Thereafter................................................          3,314

                                                                     $  283,390
                                                                     ==========

                                 JP REALTY, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5.    CAPITAL STOCK

      The authorized capital stock of the Company consists of 200,000,000 shares of capital stock, of which 124,800,000 shares are classified as Common Stock, 200,000 shares are classified as Price Group Stock, and 75,000,000 shares are classified as Excess Stock. Each holder of Common and Price Group Stock shall be entitled to one vote for each share held. Shares of Price Group Stock shall have the right, voting as a separate class, to elect two directors of the Company. Cash dividends for shares of Price Group Stock shall be equal to 80 percent of the amount payable on each share of Common Stock. All of the outstanding shares of Price Group Stock may be converted at the option of the Company into an equal number of shares of Common Stock, if certain requirements are met.

      On January 28, 1997, the Company sold 1,500,000 shares of common stock in an underwritten public offering at $27.13 per share. Net proceeds of $38,632 were contributed to the Operating Partnership in exchange for additional partnership units and were principally used to repay indebtedness incurred by the Operating Partnership to fund acquisition activities.

      On August 7, 1995, the Company sold 2,750,000 shares of common stock in an underwritten public offering at $20.50 per share. Net proceeds of $52,887 were contributed to the Operating Partnership in exchange for additional partnership units and were principally used to repay indebtedness incurred by the Operating Partnership to fund acquisition activities.


6.    RENTAL INCOME

      Substantially all real estate held for investment is leased to retail and commercial tenants under arrangements which generally require the tenants to pay property taxes, insurance and maintenance charges. These operating leases generally range from 1 to 25 years and provide for minimum monthly rents and in certain instances percentage rents based on the tenants' sales.

      All non-cancelable leases, assuming no new or renegotiated leases or option extensions, in effect at December 31, 1997 provide for the following minimum future rental income:


  YEAR                                                                  TOTAL
  ----                                                               --------
  1998.........................................................      $ 54,604
  1999.........................................................        59,103
  2000.........................................................        53,420
  2001.........................................................        48,026
  2002.........................................................        41,316
  Thereafter                                                          243,117
                                                                      -------
                                                                    $ 499,586
                                                                     =========

                                   JP REALTY, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7.    COMMITMENTS AND CONTINGENCIES

      Future  minimum  rental  payments  under  the terms of all non-cancelable
operating  leases  under  which  the  Operating  Partnership   is  the  lessee,
principally for ground leases, are as follows:

      YEAR                                                            TOTAL
      ----                                                           --------
      1998......................................................     $    971
      1999......................................................          983
      2000......................................................          986
      2001......................................................          998
      2002......................................................        1,011
      Thereafter                                                       27,323
                                                                     --------
                                                                     $ 32,272
                                                                     ========

      The Company is a defendant in certain litigation relating to its business
activities.   Management  does not believe that the resolution of these matters will have a materially adverse effect upon the Company.


8.    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      During the years ended December 31, 1997 and 1996, non-cash investing and financing transactions included an increase in accounts payable of $3,861 related to development activities, the assumption of debt related to the acquisition of Salem Center totaling $494 in December 1997, the assumption of debt related to the acquisition of Silver Lake Mall totaling $24,755 in June 1997, and the write-off of capitalized tenant allowances of $406 and $159, respectively. In addition, the holders of Operating Partnership Units elected to convert 4,000 and 16,000 OP Units, having a recorded value of $40 and $164, into common stock for the years ended December 31, 1997 and 1996, respectively.

      Interest paid (net of capitalized amounts of $3,509, $1,261 and $788, for the years ended December 31, 1997, 1996 and 1995) aggregated $8,276, $7,707, and $6,597, for the years ended December 31, 1997, 1996 and 1995, respectively.

      Purchase of the remaining 70% interest in Silver Lake Mall, Ltd.:


      72,000 Operating Partnership Units issued                       $  1,863
      Book value of 30% equity investment in Silver Lake Mall, Ltd.     (1,555)
      Debt assumed                                                      24,755
                                                                      --------
                                                                      $ 25,063
                                                                      ========

9.    RELATED PARTY TRANSACTIONS

      On January 2, 1996, the Operating Partnership purchased an interest in an affiliated limited partnership for $1,200. The affiliated limited partnership's only asset was its ownership in Operating Partnership Units. In June 1996, the affiliated limited partnership was liquidated and 66,000 Operating Partnership Units were received by the Operating Partnership in such liquidation. To account for this transaction, the Operating Partnership recorded a reduction in minority interest liability for the book value of the acquired partner's interest of $705, and recognized the excess cost over book value of $495 as an asset on the Operating Partnership's books. This excess cost is being amortized over 40 years.

      The Operating Partnership leases computer services from Alta Computer Services, Inc. ("Alta"). Alta is majority owned by three directors of the Company. The Operating Partnership paid $200, $194 and $196 in 1997, 1996 and 1995, respectively, for such services.

                                  JP REALTY, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.    RELATED PARTY TRANSACTIONS (CONTINUED)

      The Operating Partnership has entered into a management agreement under which the Operating Partnership performs certain accounting and management functions on behalf of a company, whose majority owner is the Chairman of the Board of Directors of the Company. Management fees collected by the Operating Partnership under this agreement totaled $72 for each of the three years ended December 31, 1997.


10.   STOCK INCENTIVE PLAN

      On October 26, 1993, the Company adopted the 1993 Stock Option Plan which authorizes the discretionary grant by the Executive Compensation Committee, of options intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code, to key employees of the Company and the discretionary grant of nonqualified stock options to key employees, directors and consultants of the Company. The maximum number of shares of common stock subject to option under the Company's Plan is 1,100,000. No stock options may be granted after ten years from the date of adoption and options must be granted at a price generally not less than the fair market value of the Company's common stock at the date of grant. These options vest over a period of one to five years.

A summary of the Company's stock option plan is set forth below:


                                              1997                  1996                1995
                                       -------------------    ------------------   -----------------
                                                  Weighted              Weighted             Weighted
                                                  Average                Average              Average
                                                  Exercise              Exercise             Exercise
                                        SHARES    PRICE        SHARES    PRICE       SHARES     PRICE
                                      --------   ---------    -------   --------   --------- --------
Outstanding at beginning of year       558,000   $  17.99     494,000   $ 17.56    550,000   $  17.54
 Granted                                 7,000      25.38     107,000     20.02      7,000      19.13
 Exercised                             (12,000)     18.64     (22,000)    17.57    (55,000)     17.50
 Forfeited                                  --         --     (21,000)    18.85    ( 8,000)     17.50
                                      --------   ---------    -------   --------   --------- --------
Outstanding at end of year             553,000*  $  18.07     558,000   $ 17.99    494,000   $  17.56


   Exercisable at end of year          277,000   $  17.87     178,000   $ 17.77    96,000    $  17.83
                                      ========  ==========    =======   ========   ========= ========

* The weighted average remaining contractual life of options outstanding as of December 31, 1997 was 8 years. The range of option prices was $17.50 to $25.38 per share.

                                   JP REALTY, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.   STOCK INCENTIVE PLAN (CONTINUED)

      The Company has applied Accounting Principals Board Opinion 25 and selected interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized. Had compensation costs for the Company's plan been determined based on the fair value at the grant date for options granted in 1997, 1996 and 1995, respectively, in accordance with the method required by SFAS 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would have been reduced to the proforma amounts as follows:


                                                          FOR THE YEAR ENDED DECEMBER 31
                                                         ---------------------------------
                                                            1997        1996       1995
                                                         ---------   ---------    --------
Net income
 As reported                                             $  27,321   $  23,370    $ 18,178
 Proforma                                                $  27,283      23,334      18,164

Basic net income per share
 As reported                                             $    1.56   $    1.46    $   1.27
 Proforma                                                     1.56        1.45        1.27

Diluted net income per share
 As reported                                             $    1.55   $    1.45    $   1.26
 Proforma                                                     1.55        1.45        1.26


      The fair value of each option grant was estimated on the date of grant using the Black-Sholes options pricing model using the following assumptions:

                                                          FOR THE YEAR ENDED DECEMBER 31
                                                         ---------------------------------
                                                            1997        1996       1995
                                                         ---------   ---------    --------
Risk free interest rate                                     6.76%       5.50%      6.96%
Dividend yield                                              7.00%       7.00%      7.00%
Expected life                                             9 years     10 years   10 years
Expected volatility                                        16.50%      16.00%     20.00%

Weighted average per share
 fair value of an option granted during the year        $   2.53     $  1.47   $   2.34


11.   EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) profit sharing plan which permits participating employees to defer up to a maximum of 15% of their compensation. The Company matches 50% of the qualified employees' contributions up to a maximum of $1 per employee each year. Employees working a minimum of 1,000 hours per year who have completed at least one year of service and attained the age of 21 are qualified to participate in the plan. The employees' contributions are immediately vested. Additionally, the Company annually contributes 3% of base salary to the plan for each qualified employee. Contributions from the Company vest at 20% per year. The Company's contributions to the plan for the years ended December 31, 1997, 1996 and 1995 were $225, $190, and $159, respectively.

                                 JP REALTY, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosures of estimated fair value were determined by management using available market information. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The carrying value of cash, accounts receivable, accounts payable and accrued expenses at December 31, 1997 and 1996 are reasonable estimates of their fair values because of the short maturity of these financial instruments.

      Borrowings with an aggregate carrying value of $283,390 and $162,375 have an estimated aggregate fair value of $283,533 and $158,287 at December 31, 1997 and 1996, respectively. Estimated fair value is based on interest rates currently available to the Company for issuance of borrowings with similar terms and remaining maturities.


13.   EARNINGS PER SHARE

      Earnings per share "EPS" have been computed pursuant to the provisions of SFAS No. 128, "Earnings Per Share" which became effective after December 15, 1997; all periods prior thereto have been restated to conform with the provisions of this Statement.

      The following table provides a reconciliation of both income before extraordinary items and the number of common shares used in the computations of "basic" EPS, which utilizes the weighted average number of common shares outstanding without regard to potentially dilutive common shares and "diluted" EPS, which includes all such shares.


                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                    1997       1996      1995
                                                 --------    --------   --------
Income (Numerator):
  Before extraordinary item                      $ 27,454    $ 23,370   $ 18,178
                                                 ========    ========   ========

Shares (Denominator):
  Basic-average common shares outstanding          17,471     16,048      14,345
  Add: Dilutive effect of stock options               166         85          66
                                                 --------    -------     -------
  Diluted shares                                   17,637     16,133      14,411
                                                 ========    ========   ========
Per-Share Amounts - Income before
  extraordinary item
 Basic                                            $ 1.57     $  1.46     $  1.27
                                                 ========    ========   ========
  Diluted                                         $ 1.56     $  1.45     $  1.26
                                                 ========    ========   ========

      Options to purchase 553,000, 558,000 and 494,000 shares of common stock
were outstanding at   December 31, 1997, 1996 and 1995, respectively (Note 10),
a portion of which has been reflected above using the treasury stock method.

                                  JP REALTY, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

14.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

      Financial information for each of the quarters in the years ended December 31, 1997 and 1996 are as follows:

                                           FIRST    SECOND    THIRD   FOURTH     TOTAL
                                         -------- --------- -------- --------  --------
   YEAR ENDED
DECEMBER 31, 1997
Total Revenues........................   $ 18,375 $ 18,617  $ 21,773 $ 24,208  $ 82,973
Income Before Extraordinary Item
 and Minority Interest................      7,484    8,400     8,168   9,077     33,129
Net Income............................      6,214    6,968     6,760   7,379     27,321
Basic Earnings Per Share..............        .36      .40       .38     .42       1.56
Diluted Earnings Per Share............        .36      .40       .38     .41       1.55
Distributions Declared Per Share......       .435     .435      .435     .45      1.755*




                                           FIRST    SECOND    THIRD   FOURTH     TOTAL
                                         -------- --------- -------- --------  --------
  YEAR ENDED
DECEMBER 31, 1996
Total Revenues........................   $ 16,942 $ 18,407 $ 18,497  $ 19,103 $  72,949
Income Before Extraordinary Item
 and Minority Interest................      6,721    7,155    7,023     7,715    28,614
Net Income............................      5,486    5,840    5,749     6,295    23,370
Basic Earnings Per Share..............        .34      .36      .36       .40      1.46
Diluted Earnings Per Share............        .34      .36      .36       .39      1.45
Distributions Declared Per Share.......      .420     .420     .420      .435     1.695*


* Of which $.194 and $.212 represents a non-taxable return of capital for the years ended December 31, 1997 and 1996, respectively.


15.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

      The following unaudited proforma summary financial information for the years ended December 31, 1997 and 1996, is presented as if the acquisitions of Grand Teton Mall, Silver Lake Mall, Visalia Mall, Salem Center and the additional common stock offering on January 22, 1997, had been consummated as of January 1, 1997 and January 1, 1996, respectively:

                                                       1997      1996
                                                     --------  --------
       Revenues.............................         $ 92,602  $ 88,620
       Income Before Extraordinary Item.....           28,104    26,167
       Net Income...........................           27,971    26,167

       Basic Earnings Per Share:
         Income Before Extraordinary Item...             1.60      1.49
         Net Income.........................             1.59      1.49
       Diluted Earnings Per Share:
         Income Before Extraordinary Item...             1.58      1.48
         Net Income.........................             1.58      1.48


      The proforma financial information summarized above is presented for information purposes only and may not be indicative of what actual results of operations would have been had the acquisitions and offering been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

                               JP REALTY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  SCHEDULE II

                                    JP REALTY, INC.
                           VALUATION AND QUALIFYING ACCOUNTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

                                            BALANCE AT
                                            BEGINNING   CHARGED TO             BALANCE AT
                                              OF YEAR    EXPENSE   DEDUCTIONS END OF YEAR
                                            ----------  ---------- ---------- -----------
Year ended December 31, 1997
 Allowance for uncollectible accounts         $   489    $  346     $  265      $  570

Year ended December 31, 1996
 Allowance for uncollectible accounts         $   504    $  340     $  355       $ 489

Year ended December 31, 1995
 Allowance for uncollectible accounts         $   437    $  258     $  191       $ 504



                                                                                SCHEDULE III
                                        JP REALTY, INC.
                          REAL ESTATE AND ACCUMULATED DEPRECIATION
                                        DECEMBER 31, 1997
                                      (DOLLARS IN THOUSANDS)


                                                      CAPITALIZED  GROSS AMOUNT AT WHICH CARRIED            DATE           DEPREC-
                                    INITIAL COSTS      SUBSEQUENT        AT CLOSE OF PERIOD                  OF             IABLE
                       RELATED          BUILDING &         TO                BLDG. &           ACCUMULATED CONSTRU-  DATE   LIVES
                       ENCUMBRANCES  LAND IMPROVEMENTS ACQUISITION  LAND   IMPROV.    TOTAL(1)  ACQUIRED   CTION   ACQUIRED YEARS
DESCRIPTION
MALLS:
Animas Valley
  Mall, Farmington, NM $     --    $ 3,902  $ 24,059    $    28   $ 3,902 $ 24,087  $ 27,989    $ 1,518      --     1995      40
Boise Towne Square,
  Boise, ID              32,475      6,512       --      37,045     6,512   37,045    43,557     12,455  1987-88    1985-86  5-40
Cache Valley Mall,
  Logan, UT               5,781        909       --       8,419       909    8,419     9,328      4,209  1975-76    1973-75 10-40
Cottonwood Mall,
  Salt Lake City, UT     19,857      7,514    20,776     30,851     7,514   51,627    59,141     18,048  1981-87    1980     4-40
Eastridge Mall,
  Casper, WY                 --      4,300    19,896      3,421     4,300   23,318    27,618      1,321      --     1995      40
Grand Teton Mall,
  Idaho Falls, ID            --      5,802    28,614         92     5,802   28,706    34,508      1,252      --     1996      40
North Plains Mall,
  Clovis, NM              5,472      1,592       --      10,863     1,592   10,863    12,455      3,409  1984-85    1979-84 10-40
Pine Ridge Mall,
  Pocatello, ID          10,019      1,883       --      21,566     1,883   21,566    23,449      7,916  1979-81    1979    10-40
Red Cliffs Mall,
  St. George, UT          6,132        903       --      12,846       903   12,846    13,749      2,913  1989-90    1989     3-40
Salem Center Mall,
  Salem, OR                  --      1,704    30,504         --     1,704   30,504    32,208         --     --      1997      40
Silver Lake Mall,
  Coeur d'Alene, ID      12,827      4,055    21,379        181     4,055   21,560    25,615        293     --      1997      40
Spokane Valley Mall,
  Spokane, WA            43,009      6,645    34,341     16,869     6,645   51,210    57,855        475  1990-97    1990      40
Three Rivers Mall,
  Kelso, WA              10,175      1,977       --      20,380     1,977   20,380    22,357      4,971  1986-87    1984    10-40
Visalia Mall,
  Visalia, CA                --      6,146    31,812        834     6,146   32,645    38,791        397     --      1997      40
White Mountain Mall,
  Rock Springs, WY        5,083      1,120       --      15,789     1,120   15,789    16,909      6,053  1977-78    1977      40

COMMUNITY CENTERS &
  FREE-STANDING RETAIL:

Alameda Plaza,
  Pocatello, ID              --        500       --       3,365       500    3,365    3,865       1,837   1973      1973      40
Anaheim Plaza,
  Anaheim, CA                --         --       --          54        --       54       54          30  1980-81    1979      40
Austin Bluffs Plaza,
  Colorado Springs, CO       --      1,488       --       1,943     1,488    1,943    3,431         594   1985      1979     3-40
Bailey Hills Plaza,
  Eugene, OR                 --        157       --         317       157      317      474          51  1988-89    1988      40
Bank One, Nephi, UT          --         17       183         --        17      183      200         140    --       1976      40
Baskin Robbins 17th St.,
  Idaho Falls, ID            --          9        67          7         9       74       83          18    --       1988      40
Boise Plaza, Boise, ID       --        322       --       1,382       322    1,382    1,704         900  1970-71    1970      40
Boise Towne Plaza,
  Boise, ID                  --      3,316     4,243      1,049     3,316    5,292    8,608          15  1996-97   1996-97    40
Cottonwood Square,
  Salt Lake City, UT         --      1,926     3,535         --     1,926    3,535    5,461         177    --       1995      40
Division Crossing,
  Portland, OR               --      2,429       --       4,483     2,429    4,483    6,912         813  1990-91    1990    20-40
Fort Union Plaza,
  Salt Lake City, UT         --         21       --       1,673        21    1,673    1,694         628  1979-84     --       40
Fremont Plaza,
  Las Vegas, NV              --         --       --       2,254        --    2,254    2,254       1,132  1976-80     --       40
Fry's Shopping Plaza,
  Glendale, AZ               --        353       --       4,582     1,254    3,682    4,936       1,544  1980-81   1980       40
Gateway Crossing,
  Bountiful, UT              --      3,644       --       8,480     3,644    8,480   12,124       1,052  1990-92   1990       40

                                                                           F-19


                                                       JP REALTY, INC.
                                                                                                               SCHEDULE III
                                    REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                                                      DECEMBER 31, 1997
                                                   (DOLLARS IN THOUSANDS)



                                                      CAPITALIZED  GROSS AMOUNT AT WHICH CARRIED            DATE           DEPREC-
                                    INITIAL COSTS      SUBSEQUENT        AT CLOSE OF PERIOD                  OF             IABLE
                       RELATED          BUILDING &         TO                BLDG. &           ACCUMULATED CONSTRU-  DATE   LIVES
                       ENCUMBRANCES  LAND IMPROVEMENTS ACQUISITION  LAND   IMPROV.    TOTAL(1)  ACQUIRED   CTION   ACQUIRED YEARS
DESCRIPTION

Halsey Crossing,
  Gresham, OR                --        --      --          2,302      --    2,302      2,302       492     1989-91    --    4-40
North Temple Shops,
  Salt Lake City, UT         --        60      --            177      60      177        237        83      1970     1970    40
Orem Plaza Center
  Street, Orem, UT           --       371     330          1,091     344    1,448      1,792       592     1976-87   1973  10-40
Orem Plaza State
  Street, Orem, UT           --       126      --            687     126      687        813       345      1975     1973  29-40
Plaza 800, Sparks, NV        --        33   2,969             38      33    3,007      3,040     1,665      1974      --     40
Plaza 9400, Sandy, UT        --        --      --          4,514      --    4,514      4,514     1,916     1976-84    --   10-40
Red Cliffs Plaza,
  St. George, UT             --        --   2,403             --      --    2,403      2,403       195     1994-95  1994-95  40
River Pointe Plaza,
  West Jordan, UT            --     1,130      --          2,668   1,130    2,668      3,798       727     1987-88  1986-87 5-40
Riverside Plaza, Provo, UT   --       427   1,886          1,289     427    3,175      3,602     1,461     1978-81    1977   40
Twin Falls Crossing,
  Twin Falls, ID             --       125      --            776     125      776        901       407     1976       1975   40
University Crossing,
  Orem, UT                   --       230      --          4,424     230    4,424      4,654     1,681     1971-92    1971   40
Woodlands Village,
  Flagstaff, AZ              --     2,068   5,329            228   2,068    5,557      7,625       455       --       1994   40
Yellowstone Square,
  Idaho Falls, ID            --       355      --          4,552     355    4,552      4,907     2,554     1972-77    1972   40

  COMMERCIAL:
First Security Place,
  Boise, ID                  --       300      --          3,249     300    3,249      3,549     1,471     1978-80    1978 10-40
Price Business Center-
  Commerce Park,
  West Valley City, UT       --       415   2,109          8,509   1,147    9,886     11,033     1,349     1980     1973-95  40
Price Business
  Center-Pioneer Square,
  Salt Lake City, UT         --       658      --         10,468     658   10,468     11,126     3,311     1974-92    1973  3-40
Price Business
  Center-South Main,
  Salt Lake City, UT         --       317      --          2,469     317    2,469      2,786     1,298     1967-82  1966-81 3-40
Price Business Center-
  Timesquare,
  Salt Lake City, UT         --       581      --          9,019     581    9,019      9,600     3,544     1974-80  1972-80 5-40
Sears-Eastbay, Provo, UT    1,927     275      --          2,079     275    2,079      2,354       457     1989-90    1989   40

  OTHER REAL ESTATE:
Provo Towne Centre,
  Provo, UT                 3,000  13,829  16,661             --  13,829   16,661     30,490        --     1997(2)    1997   40
Miscellaneous Real Estate    --     3,471      17          7,029   3,471    7,045     10,516       240        --    1980-95  40
                          -------  ------- -------      --------  ------  -------    -------   -------
  TOTAL                 $ 155,763 $93,917 $251,113     $ 274,341 $95,523 $523,848  $ 619,371 $  98,404
                        ========= ======= ========     ========= ======= ========  ========= =========

(1)  The  aggregate  cost  for  Federal  Income  Tax purposes was approximately $642,645 at December 31, 1997.
(2) Construction in progress as of December 31, 1997.

                                                  JP REALTY, INC.
                                     REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                 DECEMBER 31, 1997
                                               (DOLLARS IN THOUSANDS)



        A summary of activity for real estate investments and accumulated depreciation is as follows:

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                  1997       1996       1995
                                                              ----------- --------- --------------
Real Estate Investments:
 Balance at Beginning of Year                                  $ 453,241  $ 388,205  $ 321,242
  Acquisitions                                                    96,615     37,055     59,081
  Improvements                                                    69,921     28,268      9,903
  Disposition of Property                                           (406)      (287)    (2,021)
                                                              ----------- --------- --------------
 Balance at End of Year                                        $ 619,371  $ 453,241  $ 388,205
                                                              =========== ========= ==============

Accumulated Depreciation:
 Balance at Beginning of Year                                  $  87,318  $ 77,462   $ 69,660
  Depreciation                                                    11,492    10,015      9,386
  Depreciation of Disposed Property                                 (406)     (159)    (1,584)
                                                              ----------- --------- --------------

 Balance at End of Year                                        $  98,404  $ 87,318   $ 77,462
                                                              =========== ========= ==============

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements - None

      (b)   Pro Forma Financial Information - None

      (c)   Exhibits

            8 - Opinion of Rogers & Wells re: Tax Matters

            23 - Consent of Accountants

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       JP REALTY, INC.



Date:    MARCH 4, 1998                 By: /S/ M. SCOTT COLLINS
         -------------                 --------------------------------------
                                       M. Scott Collins, Vice-President--Chief
                                       Financial Officer and Treasurer

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------

8                             Opinion of Rogers & Wells re: Tax Matters

23                            Consent of Accountants